Exhibit 3.9

AMENDED AND RESTATED

BY-LAWS

of

ARDE, INC.

(hereinafter called the “Corporation”)

ARTICLE I

STOCKHOLDERS

Section 1.	Annual Meeting.

The annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation.

Section 2.	Special Meetings.

Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by order of the Board of Directors or the President at such place, on such date and at such time as they or he or she shall fix.

Section 3.	Place of Meetings.

All meetings of the stockholders shall be held at such place within or without the State of New Jersey as may be fixed from time to time by the Board of Directors or as shall be designated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 4.	Notice of Meetings.

At least ten (10) days but not more than sixty (60) days prior to any annual or special meeting of the stockholders, written notice thereof, stating the place and day and hour thereof, shall be given to each stockholder of record entitled to vote thereat, by leaving such notice with him, or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the Corporation.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting; provided, however, that if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 5.	Quorum.

Except as otherwise provided by law, or in these By-Laws, the presence in person or by proxy at any meeting of stockholders of the holders of a majority of shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum. Whenever the holders of any class or series of shares are entitled to vote separately on a specified item of business, the presence in person or by proxy at any meeting of stockholders of the holders of a majority of shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum.

In the absence of a quorum at any meeting or any adjournment thereof, the chairman of the meeting or the majority of those present in person or by proxy and entitled to vote may adjourn such meeting to another place, date, or time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

Section 6.	Organization.

At every meeting of the stockholders, such person as the Board of Directors may have designated or, in the absence of such a person, the president of the Corporation or, in his or her absence, such person as chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. The Secretary of the Corporation, shall act as secretary at all meetings of the stockholders. In the absence from any such meeting of the Secretary, the chairman may appoint any person to act as Secretary of the meeting. Such person shall be sworn to the faithful discharge of his duties as such Secretary of the meeting before entering thereon.

Section 7.	Proxies and Voting.

At each meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

Except as otherwise required by statute or the Certificate of Incorporation or the By-laws of the Corporation, at all meetings of the stockholders, all matters shall be decided by the vote of a majority in interest of the stockholders of the Corporation entitled to vote thereon, present in person or by proxy, a quorum being present.

Section 8.	List of Stockholders.

It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten (10) days before every meeting, a complete list of stockholders of the Corporation, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name. Such list shall be open at the place where said election is to be held, for said ten (10) days, to the examination of any stockholder, and shall be produced and kept at the time and place of the election during the whole time thereof, and subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the shares held by each of them.

Section 9.	Consent of Stockholders in Lieu of Meeting.

Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.

ARTICLE II

DIRECTORS

Section 1.	General Powers and Duties.

The property, affairs and business of the Corporation shall be managed by a Board of Directors. The directors may exercise all such powers of the Corporation and do all such lawful things as they may deem proper, except as otherwise inconsistent with statute, the Certificate of Incorporation or these By-laws.

Section 2.	Number, Term of Office and Qualifications.

The number of directors who shall constitute the whole Board of Directors shall be such number as the Board of Directors shall from time to time have designated, except that in the absence of such designation, such number shall be three (3). Directors need not be stockholders.

Directors shall be elected annually in the manner provided in these By-laws and in the Certificate of Incorporation and each director shall hold office until his successor shall have been elected and qualified, or until death or until he shall have been removed in the manner hereinafter provided.

Section 3.	Election.

At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be the directors. Such election shall be by ballot.

Section 4.	Meetings.

Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be determined by the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors may be held at such time and at such place as may from time to time be determined by the Board of Directors and, unless required by resolution of the Board of Directors, without notice. Special meetings may be held at any time upon the call of the President or a majority of the directors, if any. Notice thereof stating the place, date and hour of the meeting shall be given to each director by oral, telegraphic, or written notice not less than one (1) day before such meeting or mailed to him not less than two (2) days before such meeting.

A meeting of the Board of Directors shall be held without notice immediately after the annual meeting of stockholders. Notice need not be given of this meeting or of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors. Meetings may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

Section 5.	Quorum and Power of a Majority.

A majority of the Board of Directors at a meeting duly assembled shall be necessary to constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained. The act of a majority of the directors present at any meeting of the Board of Directors at which there shall be a quorum shall be the act of the Board.

Section 6.	Removal.

Any director of the Corporation may resign at any time, by giving notice to the Board of Directors or officer of the Corporation. Such resignation shall take effect at the time therein specified, or if not time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Any one or more of the directors may be removed, either with or without cause, at any time by a vote of a majority of the stock issued and outstanding and entitled to vote and present in person or by proxy at a meeting of stockholders.

Section 7.	Vacancies.

A majority of the remaining directors, even though less than a quorum, may fill vacancies which may occur in the Board of Directors by death, resignation or removal of any member of the Board, and any director appointed by the Board to fill such vacancy shall fill out the term of office of the person whom he succeeds.

Section 8.	Executive Committee.

The Board of Directors may appoint an Executive Committee, to consist of two or more of the directors, which, to the extent provided in said resolution, may have and may exercise the powers of the Board of Directors in the management of the business, affairs and property of the Corporation during the intervals between the meetings of the directors, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Vacancies in the membership of the Committee shall be filled by the Board of Directors at a regular meeting thereof or at a special meeting called for that purpose. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

Section 9.	Other Committees.

The Board of Directors may, from time to time, by vote of a majority of the Board, designate such other committees as it may deem advisable for the orderly conduct of the business of the Corporation, which such committees shall have such powers as shall be specified by the Board of Directors in the resolutions appointing them.

Section 10.	Compensation.

Directors, as such, and directors serving as members of the Executive Committee appointed by the Board, may receive compensation for their services as directors or as members of the Executive Committee, as the case may be, at such fixed sum (not to exceed $100) for each regular or special meeting attended (plus, in either case, expenses of attendance, if any), as the Board of Directors may provide by resolution. Nothing in this Section shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III

OFFICERS

Section 1.	Election.

The Board of Directors shall elect such officers it deems necessary and appropriate, which may include, but is not limited to a president, one or more vice presidents, a secretary and a treasurer, and other officers and assistant officers. More than one office may be held by the same person. Any officers shall hold office until their successor shall have been duly elected and qualified or until their earlier resignation or removal. If any office becomes vacant at any time for any reason, the vacancy for the unexpired portion of the term of office shall be filled by the Board of Directors.

Section 2.	Chairman of the Board of Directors.

If one shall be elected, the Chairman of the Board of Directors shall preside at all meetings of the Board of Directors, shall consult with the other officers of the Corporation on matters of policy and shall have such other duties and powers as may from time to time be assigned to him by the Board of Directors.

Section 3.	President.

The President shall be the chief executive officer and shall have general management and direction of the business of the Corporation, subject to the provisions of these By-laws and the direction of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect and shall have the power to execute all contracts, obligations and agreements authorized by the Board of Directors.

The President, may appoint and remove, employ and discharge and fix the compensation of all servants, agents, employees and clerks of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors.

Section 4.	Vice President.

The Vice President shall perform such duties as may be assigned to them by the Board of Directors at the time of their appointment or from time to time. If an Executive Vice President is appointed he shall coordinate all of the operations of the Corporation, under the direction of the President, and shall perform the duties and exercise the powers of the President during his absence or other inability to perform them.

Section 5.	Secretary.

The Secretary of the Corporation shall be sworn to the faithful discharge of his duties as such and shall be Secretary to the Board of Directors and to the Corporation. He shall record all the proceedings of the meetings of the Corporation and of the directors in books provided for that purpose, see that all notices are duly given in accordance with the provisions of these By-laws or as required by law, be custodian of the records and of the seal of the Corporation and see that it is affixed to all documents requiring it, have general charge of the stock certificate book and stock ledger and keep or cause to be kept by the transfer agent all records therein, see that books, reports, statements, certificates and other documents and records required by law are properly kept, made and filed, and in general, perform all duties incident to the office of the Secretary and such other duties as may be prescribed by these By-laws or from time to time assigned by him by the Board of Directors.

Section 6.	Treasurer.

The Treasurer shall carry out such duties as are incident to his office. He shall have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the Corporation. He shall receive and give receipt for moneys paid in on account of the Corporation and shall pay out of the funds on hand all just debts of whatever nature. He shall enter in the books of the Corporation full and accurate accounts of all moneys received and paid out, and whenever required by the Board of Directors he shall render a statement of the condition of the Corporation’s finances, and he shall perform all such other duties as may be incident to the office of the Treasurer or as may be imposed upon him by the Board of Directors.

Section 7.	Compensation.

The compensation of all officers of the Corporation shall be fixed by the Board of Directors, and may be changed from time to time by such Board.

Section 8.	Delegated Duties.

In case of the absence of any officer, the Board of Directors may delegate the powers and duties of such officer, for the time being, to any other officer, or to a director or to such other person as they may select.

ARTICLE IV

SEAL

The Board of Directors may provide a suitable seal, bearing the full name of the Corporation, which seal shall be in the charge of the Secretary.

ARTICLE V

CERTIFICATES OF STOCK

Section 1.	Form of Stock Certificates.

The stock of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the President or a Vice President and the Secretary or the Treasurer. Where any such certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of any such President, Vice President, Secretary, Treasurer upon such certificates may be facsimilies, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall, have ceased to be such before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the date of its issue. Every certificate of stock issued by the Corporation shall plainly state upon the face thereof the number, kind and class of shares, which it represents.

Section 2.	Transfer of Stock.

The stock of the Corporation shall be assignable and transferable on the books of the Corporation only by the person in whose name it appears on said books, his legal representatives or by his duly authorized agent. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary or with a transfer clerk or a transfer agent appointed as provided in Section 4 of this Article. In all cases of transfer, the former certificate must be surrendered up and cancelled before a new certificate be issued.

Section 3.	Closing of Transfer Books.

The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not, exceeding fifty days preceding the date of any stockholders’ meeting, or the date on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, or the date fixed to be entitled to receive such dividend or the date for the allotment of rights or the making of any distribution or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may in its discretion fix a date not exceeding fifty days before the date of any meeting of stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or for the allotment of rights or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock, as the time as of which stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose or entitled to receive any such dividend, distribution, rights or interests shall be determined; and all persons who are holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be, and only stockholders of record at the time so fixed shall interests.

Section 4.	Transfer Agent and Registrar.

The Board of Directors may from time to time maintain one or more Transfer Clerks or one or more Transfer Agents or Assistant Transfer Agents and one or more Registrars, and may require all certificates of stock to bear the signature or signatures of any of them, as may be determined from time to time by the Board of Directors.

Section 5.	Holders of Record.

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 6.	Lost and Destroyed Certificates.

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, mutilated or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, mutilated or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, mutilated or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed. The Board of Directors may adopt such other provisions and restrictions with reference to lost, stolen, mutilated or destroyed certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 7.	Examination of Books by Stockholders.

The stock and transfer books of the Corporation shall at all times during the usual hours of business be open to the inspection of a stockholder of the Corporation in person with respect to his interest as such stockholder, or for a purpose germane to his status as such, upon application in writing to the secretary of the Corporation, but the Secretary may refuse permission to any stockholder to examine said books (except as to the entries affecting the shares owned by such stockholder) unless and until satisfied that such examination and the information to be acquired thereby are for a proper business purpose and not for a purpose hostile to the interests of the Corporation or its individual stockholders, and the determination of the Secretary shall be final, conclusive and binding upon all the stockholders and all persons claiming through or under them.

ARTICLE VI

CHECKS. LOANS. COMMERCIAL PAPER. ETC.

Section 1.	Checks and Drafts.

All checks, drafts, orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange, insurance certificates and all endorsements (except endorsements for collections for the account of the Corporation for deposit to its credit) shall be signed by such officer or officers, employee or employees, of the Corporation or by facsimile signature of such officer or officers, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors.

Section 2.	Loans.

Any officer of the Corporation as may from time to time be designated for the purpose by resolution of the Board of Directors, or by any officer or officers thereunto duly authorized by resolution of the Board of Directors, may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm or individual, and for such loans and advances may make, execute and deliver promissory notes and other evidences of indebtedness of the Corporation.

Section 3.	Bank Accounts.

The Board of Directors may from time to time authorize the opening and keeping with such banks, trust companies or other depositaries, as the Board may select, of general and special bank accounts, and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these By-laws, as they may deem expedient.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall commence on the first day of October of each calendar year, or as otherwise fixed by resolution of the Board of Directors.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS, OFFICERS

AND EMPLOYEES

Section 1.	Power to Indemnify in Actions, Suits, Proceedings.

The Corporation shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative action, arbitrative, or investigative (including any appeal thereon), by reason of the fact that such person is or was a director or officer of the Corporation, or of any corporation which such person served as such at the request of the Corporation, or of any other corporation, the capital stock of which is fifty percent (50%) or more owned directly or indirectly by the Corporation, or in which this Corporation has an interest to protect as stockholder or creditor, or by reason of his alleged negligence or misconduct in the performance of his duties as such director or officer, against all reasonable costs and expenses, including disbursements, attorneys’ fees, judgments, fines, penalties and amounts paid in settlement and reasonably incurred by such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful, except in relation to matters as to which it shall be adjudged in such litigation that such director, officer or employee is liable to this Corporation, or to any such other corporation, for negligence or misconduct in the performance of his duties.

If the liabilities so adjudged is for a part, but not for all, of the matters alleged or charges made against any director, officer or employee, the Corporation shall indemnify him for that proportion of the costs and expenses which fairly represents the costs and expenses incurred in connection with the matters or charges for which no such liability is adjudged, regard being had to the several transactions involved, rather than to the number of charges based upon the same transaction.

Section 2.	Authorization of Indemnification.

Any indemnification under this Article VIII shall be made by the Corporation only as authorized if (a) the Corporation’s general counsel or other independent legal counsel designated by a majority of the members of the Board of Directors other than those who have incurred expenses in connection with such litigation for which indemnification has been or is to be sought shall have advised the Corporation that in the opinion of such counsel such director, officer or employee is not liable to the Corporation or such other corporation for negligence or misconduct in the performance of his duties in respect to the subject of such litigation, and (b) a majority of such members of the Board of Directors shall have made a determination that such compromise or settlement was or will be in the interest of the Corporation.

Section 3.	Right to Advancement of Expenses.

The reasonable expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking (reasonably satisfactory to the Corporation) by or on behalf of such director or office to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII; provided, however, that with respect to officers of the Corporation, the Board of Directors may in any instance require as a condition to such advancements that the proposed indemnitee cooperate with an investigation to be conducted at the Corporation’s expense, by an independent nationally recognized law firm selected by the Corporation, and that such law firm render an opinion that, based on its investigation, the firm has concluded that it is more likely than not that the indemnitee will meet the standard for indemnification in connection with the matter for which advancements are sought as set forth in this Article VIII.

Section 4.	Right to Advancement of Expenses.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation which such person served as such at the request of the Corporation, against any expenses incurred in any proceedings and liabilities asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 5.	Limitation on Indemnification.

Notwithstanding any provision contained in this Article VIII to the contrary, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in any proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation. In determining any of such matters, the members of the Board of Directors empowered to determine the same may act and rely upon the opinion of the Corporation’s general counsel or of any independent counsel selected by a majority of a quorum of such members. If, however, a majority of a quorum of the Board which is unaffected by self-interest is unobtainable, or if, though obtainable, it is unwilling to act, the Board of Directors may either appoint a committee of stockholders who are not officers or directors of the Corporation to consider and determine any such matter or may submit the matter for decision by the judge of any court in which the action, suit or proceeding giving rise to such question may have been brought. The determination of any such matter by any of the methods herein authorized shall be final and conclusive as to the Corporation, its officers, directors and stockholders. Any expenses incurred in connection with any such determination shall be borne by or apportioned among the person or persons claiming indemnification and the Corporation as may be agreed between them, or, in the absence of such agreement, as the person(s) determining the question may direct.

Section 6.	Nonexclusivity of Indemnification.

The foregoing right of indemnification shall not be exclusive of any other rights to which any director or officer may otherwise be entitled.

Section 7.	Indemnification of Agents and Employees.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors or officers of the Corporation.

ARTICLE IX

AMENDMENTS

The Board of Directors of the Corporation shall have the power to make, alter, amend and repeal these By-Laws (except in so far as the By-Laws adopted by the shareholders shall otherwise provide). Any By-Laws made by the directors under the powers conferred hereby may be altered, amended or repealed by the Board of Directors or the shareholders by the affirmative vote of the majority of votes cast by the holders of shares entitled to vote thereon, in person or by proxy at any meeting of the stockholders at which a quorum being present, provided that notice of the proposed alteration, amendment or repeal shall have been given in the notice or waiver of notice of such meeting of shareholders as provided in these By-Laws.

CERTIFICATE OF SECRETARY

The undersigned Secretary of Arde, Inc., acting solely in such capacity and not in a personal capacity, hereby certifies that:

1. He/she is the duly elected and acting Secretary of Arde, Inc., a New Jersey Corporation; and

2. The foregoing By-Laws constitute the By-Laws of such corporation as duly adopted by the Board of Directors on June 14,2013.

IN WITNESS WHEREOF, I have executed this Certificate of Secretary this 14th day of June, 2013.

Christopher C. Cambria
Secretary

Signature Page to Certificate of Secretary for Arde, Inc.